Exhibit 10.3

NxStage Medical, Inc.

Performance Share Plan

Restricted Stock Unit Agreement

Granted Under 2005 Stock Incentive Plan

AGREEMENT made this day of (the “Grant Date”), between NxStage Medical, Inc., a Delaware corporation (the “Company”), and (the “Participant”).

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1.	Grant of Restricted Stock Units for Shares of Common Stock.

The Company grants to the Participant of restricted stock units (the “RSUs”) for shares of common stock, $0.001 par value, of the Company (“Common Stock”), effective as of the Grant Date, subject to the terms and conditions set forth in this Agreement and in the Company’s 2005 Stock Incentive Plan (the “Plan”), in consideration of employment services rendered and to be rendered by the Participant to the Company. The actual number of RSUs that may be earned, if any, will depend upon achieving the following performance goals for :

[Targets]
Restricted Stock Units

*	Targets are in millions. Performance goals exclude non-operating activities such as divestitures, and other non-operating items that may arise that were not included in the plan. Performance goals should be measured by applying the same accounting principles, tax laws or other laws or provisions in effect at the time of preparing the performance goals set forth above, without regard to whether there was a change in application of accounting principles, tax laws or other laws or provisions at a later date.

Performance in-between specific goals will result in the number of RSUs earned to be interpolated between the corresponding amounts in the table above.

2.	Vesting and Forfeiture Provisions.

(a) Any earned RSUs will be subject to further vesting as follows: one-third of the RSUs that have been earned will vest on the date the Compensation Committee determines the achievement of the performance goals for (the “Determination Date”) and one-third of the RSUs that have been earned will vest on each of the first and second anniversaries of the Determination Date; provided that the Participant has been continuously employed or otherwise providing services to such date. Within three (3) business days of each vesting date set forth in the prior sentence, the Company will issue one share of Common Stock in satisfaction of each vested RSU. All shares of Common Stock will be issued in book entry form only, in the name of the Participant.

(b) In the event that the Participant ceases to be employed by, or otherwise providing services to the Company (“Services”), for any reason, all of the then unvested RSUs as of the time of such termination of Services shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Participant, effective as of such termination of Services.

(c) If the Participant is providing Services to a parent or subsidiary of the Company, any references in this Agreement to Services with the Company or termination of Services by or with the Company shall instead be deemed to refer to such parent or subsidiary.

3.	Restrictions on Transfer.

The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any RSUs, or any interest therein, except that the RSUs may be transferred as part of the sale of all or substantially all of the shares of capital stock of the Company (including pursuant to a merger or consolidation), provided that, in accordance with the Plan, the RSUs and any securities or other property received by the Participant in connection with such transaction shall remain subject to this Agreement to the extent that vesting is not accelerated in the transaction.

4.	Provisions of the Plan.

(a) This Agreement is subject to the provisions of the Plan.

(b) As provided in the Plan, upon the occurrence of a Reorganization Event (as defined in the Plan), if the RSUs are assumed or other awards are substituted for the RSUs, the rights of the Company hereunder shall inure to the benefit of the Company’s successor and shall apply to the RSUs, and any cash, securities or other property which the RSUs were converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the RSUs under this Agreement.

5.	Withholding Taxes.

The Participant acknowledges and agrees that the Company will deduct from the shares of Common Stock that may be delivered pursuant to this Agreement a number of shares of Common Stock having a Fair Market Value on the vesting date equal to the minimum statutory amount of any federal, state, local or foreign taxes required by the Company or an applicable Affiliate to be withheld with respect to the vesting of the RSUs and delivery of the shares of Common Stock underlying the RSUs and, should a whole number of shares of Common Stock not be sufficient to satisfy the minimum statutory amount required to be withheld, the Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant to satisfy the remainder of the minimum statutory amounts that are required to be withheld with respect to the vesting of the RSUs and delivery of the shares of Common Stock underlying the RSUs.

The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

6.	Miscellaneous.

(a) No Rights to Employment. The Participant acknowledges and agrees that the vesting of the RSUs pursuant to Section 2 hereof is earned only by continuing service as an employee at the will of, or otherwise providing services to, the Company (not through the act of being hired or through the grant of RSUs hereunder). The Participant further acknowledges and agrees that the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee or consultant for the vesting period, for any period, or at all.

(b) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(c) Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

(d) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 3 of this Agreement.

(e) Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his, her or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 6(e).

(f) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(g) Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings relating to the subject matter of this Agreement.

(h) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

(i) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.

(j) Participant’s Acknowledgments. The Participant acknowledges that he or she: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; and (iv) is fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

NXSTAGE MEDICAL, INC.

By:
Title:
Address:

[Participant]

Address:

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